                                                                   Exhibit 10.18


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              SPONSORSHIP AGREEMENT

THIS SPONSORSHIP AGREEMENT (the "Agreement") is made this 1st day of September 1999 by and between Furniture.com, Inc., a corporation having a principal place of business at 40 Jackson Street, Worcester, MA 01608-2295 (hereinafter referred to as "Furniture.com") and CompleteHome.com, Inc., a corporation having a principal place of business at 200 Vallejo Street, San Francisco, CA 94111 (hereafter referred to as "CompleteHome").

                                   WITNESSETH

         WHEREAS, CompleteHome is in the business of providing online advertising and certain other promotional activities (as described herein) generally through its soon to be launched real estate Internet Web Site and through certain sites maintained by CompleteHome and its subsidiaries or otherwise associated with the CompleteHome Web Site, including the site operated by CompleteHome's subsidiary Rent Net, Inc. ("Rent Net"); and

         WHEREAS, Furniture.com desires to purchase online advertising on such Web Sites.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

ARTICLE 1.    DEFINITIONS

"Affiliate" shall mean entity controlled by, controlling or under common control with CompleteHome.

"Co-Branded Pages" shall mean the World Wide Web ("WWW") page(s) accessible via each Party's designated Uniform Resource Locator ("URL") and that incorporates use of both Parties' service marks and distinct brand elements in conjunction with each other as specified in this Agreement or as otherwise agreed to by the Parties.

"Competitor" shall mean any company in the business of selling residential furniture. An Online Competitor shall mean a Competitor whose primary channel of marketing to consumers is through the Internet and an Off-line Competitor shall mean a Competitor who, while possibly maintaining a web site, nevertheless maintains physical locations (i.e., storefronts) in which it conducts residential furniture sales and has a broad distribution across the United States. A Competitor shall not include an entity that is solely in the business of selling home furnishings (e.g., rugs, lamps, artwork, etc.) or appliances. For purposes of this Agreement, a company, which sells home furnishings/ appliances in combination with furniture, is deemed a Competitor.

"CompleteHome Look and Feel" shall mean the distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) which are associated with online areas within the CompleteHome brand service and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

"CompleteHome User(s)" shall mean any users of the Portal and of the Rent Net Web Site during the First Period who make a purchase from a Furniture.com site during a visit in which they have accessed the Furniture.com site via a link from the Portal or the Rent Net Web Site, or who use a Franchisor Broker Code as part of the purchase.

"Content" shall mean any information, materials, features, products, services, advertisements, promotions, links, pointers and software provided on a web site.

"E-mail Messages" shall mean the transmission of messages to multiple users over the Internet. All E-mail Messages will be edited to reflect a particular source sending the message to the recipient who have not previously received such messages.

"Franchisor Broker" shall mean a real estate broker or agent affiliated with a Franchisor.

"Franchisor Broker Code" shall mean a unique identifier specific to each Franchisor Broker or agent.

"Franchisors" shall mean Century 21 Real Estate Corporation, Coldwell Banker Real Estate Corporation or ERA Franchise Systems, Inc. companies.

"Gross Sales Proceeds" shall mean all amounts received by a party with respect to sales of products or services, less sales and use taxes, shipping where separately itemized and an allowance for returns. Each quarter the parties will set the allowance for returns based on the actual experience for the preceeding quarter.

"Hyperlink" shall mean the electronic functionality located on a web site that connects a user to another web site, another place in the same web site or the WWW.

"Impressions" shall mean access by a user of a file, including without limitation, a hypertext mark-up language ("HTML") file, at or connecting to a Linked Internet Site corresponding to the view of a single page on a customer's computer, as reflected in the log files for the Linked Internet Site or any cached log files for the Linked Internet Site.

"Internet" shall mean the worldwide network of computers commonly referred to as the Internet.

"Licensed Content" shall mean all content provided by Furniture.com or its agents for distribution through the Online Area or other areas of the Rent Net Web Site or the Portal pursuant to this Agreement, including
Furniture.com Marks.

"Link" shall mean a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo or image, and which allows a site visitor to automatically move to or between WWW pages, WWW sites or within a WWW document.

"Linked Internet Site" shall mean any site or area accessible through the use of standard TCP/IP protocols associated with the Internet, which is linked to the Portal (through a "pointer" or similar Link).

"Mark(s)" shall mean the service marks, trademarks and distinct brand elements of a Party to be provided to the other Party from time to time, under this Agreement.

"Online Area" shall mean the specific areas within the Portal, which shall be developed, managed and marketed by CompleteHome pursuant to this Agreement identified as the Retail Furniture Center on the Rent Net Web Site and the Retail Furniture Center (or equivalent area) on the CompleteHome Web Site.

"Portal" shall mean the collection of Web Sites accessible, directly or indirectly, through the CompleteHome home page and operated by CompleteHome or its Affiliates, or by Affiliates of Furniture.com Corporation to the extent the Web Sites owned or operated by such entities are Linked to the CompleteHome Web Site.

"Premier Placement" shall mean advantageous placement on a web site of a Hyperlink taking into account such factors as location on the page (e.g., top most, left most or "above the fold"), size of button and/or other features of prominence when compared to any Competitor. CompleteHome shall determine such parameters during site development.

"Products" shall mean any product, good or service which Furniture.com offers or sells to CompleteHome Users through (i) the Online Area, (ii) any Linked Internet Site or (iii) an "off-line" means (e.g., toll-free number, coupons, etc.) for receiving orders related to specific offers within the Portal requiring purchasers to reference a specific promotional identifier or tracking code (to be extent permitted hereunder).

"Web Site" shall mean a multi-media, interactive computer program designed to run on the World Wide Web section of the Internet (and the information displayed thereby and thereon).

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ARTICLE 2.    TERM

1. The term of the Agreement (the "Term") shall commence September 1, 1999 and shall end on December 31, 2001, subject to earlier termination as hereinafter described. The four (4) month period from September 1, 1999 to and including December 31, 1999 shall be referred to as the "First Period," the six (6) month period from January 1, 2000 to and including June 30, 2000 shall be referred to as the "Second Period" and the eighteen (18) month period from July 1, 2000 through December 31, 2001 shall be referred to as the "Third Period" herein. Should the Portal be launched after December 31, 1999, the Term will be extended for the months or portion thereof by which the Portal launch is delayed and the Term of the First Period shall be similarly extended. The Second and Third Periods shall commence immediately upon expiration of the prior period and shall be of the same duration as set forth above.

2. Either Party may terminate this Agreement prior to the end of the Term, in the event the other Party has materially defaulted in its obligations hereunder and has not cured such breach within thirty (30) days after receipt of notice of such breach (ten (10) days in the case of a payment default).

3. In the event at the expiration of this Agreement CompleteHome intends to continue a sponsorship relationship with respect to online retail furniture sales substantially similar to the relationship set forth in this Agreement, Furniture.com shall be afforded the opportunity to make a proposal to CompleteHome for the renewal of this Agreement, which CompleteHome may accept or reject in its sole discretion. Neither Party to this Agreement shall be obligated to extend this Agreement except upon terms then acceptable to both Parties.

4. Notwithstanding the foregoing, if [**] in Gross Sales Proceeds of Furniture.corn Product has not been sold in the aggregate through the Portal and Rent Net by March 30, 2001, provided Furniture.com is not then in default under this Agreement, Furniture.com may, by written notice delivered not later than March 31, 2001, terminate this Agreement effective June 30, 2001, such notice to be accompanied by a payment equal to [**] which payment represents a prepayment of the Fixed Fees for the period from April 1, 2001 through June 30, 2001; Furniture.corn shall also be obligated to pay all other amounts due under this Agreement with respect to such period. Should Furniture.com elect to terminate this Agreement as provided in this paragraph, Furniture.com shall no longer have any rights under the preceding paragraph with respect to a renewal of this Agreement, and CompleteHome shall, after March 31, 2001, be free to negotiate agreements with other retail furniture vendors on terms similar to this Agreement for terms commencing after June 30, 2001.

5. Except as expressly provided herein, upon the expiration or termination of this Agreement, all rights, duties and obligations of the parties hereunder shall terminate.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

6. The provisions of Articles 8, 9 and 10 shall survive any expiration or termination of this Agreement in accordance with their terms.

ARTICLE 3.    SERVICES

I.       ONLINE POSITIONING

(A)      FIRST PERIOD:  RENT NET

During the First Period, Rent Net shall provide Furniture.com placement on the Rent Net Web Site as follows:

1.       RETAIL FURNITURE CENTER SPONSORSHIP

         a. Premier Placement as a retail residential furniture site in the Retail Furniture Center.

         b. Integrated cross promotion of the Retail Furniture Center throughout applicable places on the Rent Net Web Site. Examples of how this may be accomplished include appearances on search results pages, Renters Center pull down menu, Moving Resources guide, Shopping Center, etc. CompleteHome shall be solely responsible for determining such cross promotion.

2.       SHOPPING CENTER SPONSORSHIP

         Premier Placement as a retail residential furniture site on the front page of Rent Net Shopping Center.

(B)      SECOND AND THIRD PERIODS:  RENT NET

During the Second and Third Periods, Furniture.com shall receive placement, Impressions and other communications opportunities as set forth below on the Rent Net Web Site:

1.       BANNERS IN APARTMENT GUIDE
         [**] total Impressions. The banners generating such Impressions shall have a minimum size of
         [**] pixels.

2.       INLINE ADS - TEXT ADS WITHIN APARTMENT LISTINGS
         [**] total Impressions.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

3.       SITE WIDE PROMOTIONS
         Permanent positioning as one of four buttons on every page relating to apartment rentals, generating a minimum of [**] Impressions. Impressions in excess of [**] are provided at no additional cost.

4.       E-MAIL MARKETING
         [**] outgoing E-mail Messages from the Rent Net Web Site will contain Furniture.com reference. Such e-mails will promote the Rent Net Retail Furniture Center with branding to Furniture.com. For example, such e-mails will contain a message such as: "Visit the Rent Net Furniture Center and get $100 off your first purchase from Furniture.com." The content of such E-mail Messages shall be submitted to Furniture.corn for Furniture.com's prior approval, which shall not be unreasonably withheld or delayed.

5.       RETAIL FURNITURE CENTER SPONSORSHIP

         a. Premier Placement as a retail residential furniture site in Retail Furniture Center.

         b. Integrated cross promotion of the Rent Net Retail Furniture Center throughout applicable pages on Rent Net Web Site, including a link from the Rent Net Home Page; examples of how this may be accomplished include, but are not limited to, appearances on search results pages, Renting Center moving resource menu, Moving Resources guide, Shopping Center, etc.

         c. Should Rent Net decide to place banner ads on the Retail Furniture Center page(s), all banner Impressions will advertise Furniture.com.

6.       SHOPPING CENTER SPONSORSHIP
         Premier Placement as a retail residential furniture site on front page of shopping.

II.      PORTAL POSITIONING.

During the Second and Third Periods, Furniture.com shall receive placement, Impressions and other communications opportunities as set forth below on Web Sites constituting parts of the Portal as follows:

1.       BANNERS ON SPECIFIED WEB SITES:

         a.    CompleteHome:  (i) [**] Impressions and (ii)[**]
               Co-Branded Impressions pointing to CompleteHome Retail Furniture Center.

         b.    CENTURY21com: [**] Impressions.

         c.    COLDWELLBANKER.com: [**] Impressions.

         d.    ERA.com: [**] Impressions.

         e. The banners generating such Impressions shall have a minimum size of [**] pixels.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

2.       E-MAIL MARKETING
         [**] outgoing E-mail Messages from the Portal Web Sites will contain Fumiture.com reference. Such e-mails will promote the CompleteHome Retail Furniture Center with branding to Furniture.com. For example, such e-mails will contain a message such as: "Visit the CompleteHome Furniture Center and get $100 off your first purchase of $500 or more from Furniture.com."

3.       COMPLETEHOME RETAIL FURNITURE CENTER SPONSORSHIP

         a. Premier Placement as a retail residential furniture site in Retail Furniture Center.

         b. Integrated cross promotion of the CompleteHome Retail Furniture Center throughout applicable pages on CompleteHome Web Site, including a link from the CompleteHome Home Page.

         c. Promotion of Furniture Center on CompleteHome will be equal to or more prominent than any other shopping category on CompleteHome.

         d. Should CompleteHome decide to place banner ads on the Retail Furniture Center page(s), all banner Impressions will be delivered to Furniture.com.

4.       SHOPPING CENTER SPONSORSHIP
         Premier Placement as a retail residential furniture site on front page of shopping center.

5.       CONTENT INTEGRATION
         Subject to editorial approval, Furniture.com will have the opportunity to provide furniture-related Content and tools to the CompleteHome site.

6.       WELCOME WAGON PROMOTION
         The Parties agree to explore opportunities to promote Furniture.com within the Welcome Wagon area expected to be developed as part of the CompleteHome site. Development of this area shall be at the sole discretion of CompleteHome. In the event that such area is offered to a national sponsor through CompleteHome, CompleteHome agrees to negotiate in good faith with Furniture.com regarding the terms and conditions under which Furniture.com may participate in such area.

7.       COMPLETEHOME TELEVISION ADVERTISING
         As an anchor tenant on the front page of the CompleteHome Shopping Center, Fumiture.com will be displayed on any television ads for CompleteHome, which spotlight visually the Shopping Center.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

III.     SERVICES COMMITMENT.

1. CompleteHome will endeavor to deliver [**] of each of the Impressions and of outgoing E-mail Messages prior to [**]. The aggregate of [**] shall be delivered prior to the expiration of this Agreement. If [**] of either the Impressions or the e-mail messages are not delivered prior to [**], CompleteHome shall provide to Furniture.com an additional amount of Impressions or e-mail messages, as the case may be, equal to the amount by which the Impressions or e-mail messages, as the case may be, failed to satisfy the [**] requirements (the "Shortfall"). By way of example, if only [**] of the Impressions are delivered in the aggregate by CompleteHome prior to [**], the amount of the Shortfall (i.e., [**] of the total commitment for Impressions) shall be provided to Furniture.com (i.e., [**] in the aggregate) during the Term. Notwithstanding the foregoing, the completion of the Impressions commitment shall not extend past [**].

2. In the event CompleteHome fails to deliver all of the Impressions or e-mail messages guaranteed pursuant to this Agreement during the Term (as such commitment may be adjusted pursuant to the preceding paragraph) CompleteHome shall continue to deliver Impressions or e-mail messages, as the case may be, after the Term until such time as the commitment set forth in this Agreement is met at no additional cost to Furniture.com.

3. Notwithstanding anything to the contrary contained in this Agreement, no failure to deliver Impressions or e-mail messages during the time periods specified in this Agreement shall constitute a default by CompleteHome under this Agreement unless CompleteHome fails to use good faith efforts to continue to provide Impressions or e-mail messages, as the case may be, in order to "make good" on such commitments. Further, in the case of any "make goods" as set forth above (either to achieve 100% of the commitments set forth above or as a Shortfall amount) such obligations shall be satisfied through Impressions or e-mail messages delivered in any category set forth above, e.g. if the ERA.com site has a Shortfall of Impressions, such Impressions may be made up in the CompleteHome.com home page, as is determined in the reasonable judgment of CompleteHome.

IV.      EXCLUSIVITY.

During the Second Period only, Furniture.com will be the exclusive retail residential furniture supplier with permanent graphical placement within the Retail Furniture Center on Rent Net and CompleteHome. No Competitor shall be provided such placement. During the Second and Third Periods, Furniture.com will be the exclusive retail residential furniture supplier promoted through site-wide promotion buttons and E-mail Marketing on the Rent Net site; no Competitor shall be provided such promotion.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Nothing contained in this section shall prevent Rent Net, CENTURY21.com, COLDWELLBANKER.com, ERA.com or any other Portal entity from displaying banner advertising from other online or off-line retail furniture companies anywhere on their sites, with the exception of the Online Area during the Term. Notwithstanding the foregoing, nothing contained herein shall be deemed to prohibit the Franchisors from engaging in promotional activities with Competitors in any online or off-line promotions during the Term.

V.       PREFERRED ALLIANCE.

In addition to the online advertising contemplated herein, during the Second and Third Periods, Furniture.com will be recommended by CompleteHome to the franchisees of the Franchisors as a preferred vendor of the Products. Specifically, during the Second Period, Furniture.com shall be the exclusive online retail residential furniture vendor promoted as described below. No Competitor shall be promoted in such manner. During the Third Period, CompleteHome shall have [**] to Furniture.com. Should Furniture.com have an off-line furniture sales operation (either directly or through an affiliation) actually in operation at the end of the Second Period, CompleteHome will provide Furniture.com the opportunity to negotiate towards securing such placement for its off-line operations.

1. IN-OFFICE PROMOTION. Promotional marketing pieces, produced by CompleteHome will be shipped (at the expense of CompleteHome) to every participating CENTURY 21, COLDWELL BANKER and ERA office nationwide. These marketing pieces will promote the shopping and furniture areas of the CompleteHome site. Furniture.com will receive branding as the preferred online retail furniture vendor on each marketing piece. The materials will require consumers to identify a Franchisor Broker in order to receive a more attractive discount than the standard discount offered on the main Furniture.com site. The portions of such materials referring to Furniture.com shall be subject to Furniture.com's prior approval, which shall not be unreasonably withheld or delayed.

2. ONGOING EXPOSURE. Through a combination of any or all of the recurring mailings, newsletters, e-mails to the brokers/agents and speeches at the CENTURY 21, COLDWELL BANKER and ERA national conventions, the CompleteHome team will promote the benefits of sending homeowners to the CompleteHome shopping and furniture areas. These promotions will include a specific reference to the special discount available through Furniture.com.

3. CENTURY 21 MAGAZINE. Furniture.com will receive a full-page advertisement in each quarterly issue of the Century 21 Magazine issued during the Term (e.g., eight (8) insertions) at CompleteHome's expense.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

VI.      PORTAL DEVELOPMENT.

Subject to complying with its Preferred Placement and other obligations hereunder, CompleteHome retains the right, in its sole discretion, to modify at any time the presentation and Content, including without limitation the CompleteHome Look and Feel, of any of its Web Sites and any and all pages contained therein. Furniture.com acknowledges that such modifications by CompleteHome, if any, may change the location and/or placement of the advertising on a particular page. All advertising, including the placement, presentation and content thereof, is subject to prior approval by CompleteHome, which approval will not be unreasonably withheld. CompleteHome shall be entitled to establish navigational icons, Hyperlinks and pointers connecting Co-Branded pages (or portions thereof) with other content areas on or outside of the Portal Web Site. Furniture.com shall be responsible for providing and maintaining Hyperlinks for the advertising and other links to Fumiture.com Linked Internet Sites for display on the Web Sites on the Portal.

ARTICLE 4.    LICENSE

Fumiture.com hereby grants CompleteHome a worldwide royalty-free non-transferable, nonexclusive license to use, distribute, display and transmit its Licensed Content (i) solely on the Rent Net Web Site and the Portal as contemplated by this Agreement and (ii) in connection with the marketing and promotion of Furniture.com on the Rent Net Web Site and the Portal or as otherwise contemplated herein. Subject to such license, Furniture.com. retains all right, title and interest in its Licensed Content. Notwithstanding the foregoing, CompleteHome agrees that it shall use all Furniture.com Marks exactly in the form provided and in conformance with all usage guidelines provided by Furniture.com. CompleteHome shall not take any action inconsistent with Furniture.com's ownership of its Marks and any benefits accruing from the use of such Marks shall automatically vest in Furniture.com.

ARTICLE 5.    FEES AND DISCOUNTS

1. DISCOUNTS. Customers who identify a Franchisor Broker in their transactions with Furniture.com or who arrive at Furniture.com from a Franchisor Broker web site shall be offered a discount of a minimum of [**] any other discounts applicable to the offer otherwise being offered to Furniture.com customers for similar products as long as the [**] discount does not increase the total discount over [**]. By way of example, if Furniture.com is offering a [**] discount, customers will be offered the [**] discount without an additional [**] ; if Furniture.com is offering a [**] discount, customers qualify for the additional [**], bringing the total discount to [**], and if Furniture.com is offering a [**] discount, customers will be offered a [**] discount. Furniture.com shall use commercially reasonable efforts to provide CompleteHome with not less than [**] notice of any offer of a discount of more than [**]. Furniture.com

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

will pay CompleteHome the cost of any marketing CompleteHome performs to Franchisor Brokers of these sales.

2.       FIXED FEES:

         a. Furniture.com shall pay to CompleteHome a one-time fee of [**], payable on [**] or the launch date of the Portal, whichever is later.

         b. Furniture.com shall pay monthly fees on or about the 30th day of each month during the Term in the amounts set forth below for the periods set forth below.


                  YEAR OR PERIOD                 MONTHLY FEE


                  First Period                     [**]

                  2000                             [**]

                  2001                             [**]




3. SUCCESS FEES. In addition to any other fees payable hereunder, Furniture.com agrees to pay to CompleteHome a commission on Gross Sales Proceeds of Products to CompleteHome Users net of the discount described in the paragraph 1 above, equal to [**] of such Gross Sales Proceeds in excess of [**]. Such commissions shall be payable monthly in arrears on or about the 15th day of the month following the end of the month in which such sales occurred. Success Fees will not continue should Furniture.com choose to terminate this Agreement prior to [**] pursuant to Article 2.

4. BROKER/AGENT SALES FEES. Furniture.com shall pay CompleteHome a [**] commission on Gross Sales Proceeds for all sales identified with a Franchisor Broker site. Furniture.com shall provide CompleteHome with sufficient information regarding such sales in order to enable CompleteHome to identify Franchisor Brokers associated with any such sales and CompleteHome shall pay over a portion of such commission for any sale identified to a Franchisor Broker. The commissions payable to CompleteHome with respect to the sales made in each month shall be paid not more than fifteen (15) days after the end of such month. Franchisor Broker commissions will continue to be payable with respect to any sales made through [**], whether or not Furniture.com chooses to terminate this Agreement prior to [**] pursuant to Article 2, but not if Furniture.com terminates this Agreement as a result of CompleteHome's breach or default.

5. REPORTS. Furniture.com shall provide CompleteHome on a monthly basis, with each payment under sections 2, 3 or 4 above, a report, certified as true and correct by a duly authorized representative of Furniture.com, detailing the sales made by (a) Franchisor Broker sorted by code; (b) all sales of Products to CompleteHome Users not associated with Franchisor Broker sales and (c) total sales made by

Furniture.com to CompleteHome Users, and the calculation of the commissions paid thereon. In addition to the certified report submitted with each payment, Furniture.com shall furnish to CompleteHome on January 31st of each year during the Term and one (1) year thereafter a report detailing the above stated reports of sales made to CompleteHome Users and the calculation of the commissions paid thereon for the preceding calendar year. This report shall be certified as fairly stated in all material aspects and in conformity with generally accepted accounting principles by a duly authorized officer of Furniture.com.

ARTICLE 6.    AUDITING RIGHTS

Furniture.com shall keep accurate and complete records of all Gross Sales Proceeds and customer orders and accounts. All such records and all accounting systems with respect thereto shall be available for inspection, copy and audit by CompleteHome or its representatives, no more than once every six (6) months, on reasonable notice to Furniture.com during normal business hours throughout the Term of this Agreement and for one (1) year thereafter. Furniture.com shall fully cooperate with CompleteHome in such inspection and audit. Neither CompleteHome's acceptance of any information nor CompleteHome's inspection or audit of Furniture.com's records shall waive CompletcHome's right later to dispute the accuracy or completeness of any information supplied by Furniture.com. In the event any such audit establishes an underpayment of commissions, Furniture.com shall pay the amount of the deficit within five (5) business days of notification of such deficiency. In the event such audit identifies an overpayment of commissions, such overpayment shall be a credit against future commissions to become due from Furniture.com to CompleteHome (provided that if no such commissions become due during the 90 days following the identification of such overpayment, CompleteHome shall remit the full amount of such overpayment to Furniture.com). If an audit establishes an underpayment of commissions greater than five percent (5%) of the total commissions then due and payable to CompleteHome, Furniture.com. shall pay for the costs and expenses of such audit. In the event of a dispute over the result of any such audit, the amount so disputed shall be deposited by the Party to be charged with an escrow agent acceptable to both Parties and pursuant to an escrow agreement acceptable to both Parties and such escrow agent shall retain the disputed amount until such time as the dispute is resolved.

ARTICLE 7.    REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a Party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Content will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation (and Furniture.com has been adjudicated as violating a third party's intellectual property rights); and
(v) such Party acknowledges
that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

ARTICLE 8.    INTELLECTUAL PROPERTY RIGHTS

Each Party specifically acknowledges that this Agreement does not confer upon such Party any interest in or right to use any patent, copyright, trademark, service mark, trade secret or other intellectual property right of the other Party, the Franchisors or their Affiliates and franchisees (collectively referred to as the "Intellectual Property Rights") unless such Party receives the prior written consent of the other Party which consent the other Party may grant or withhold in its sole discretion. Each Party further agrees that upon termination of this Agreement, such Party shall immediately cease and discontinue all use of the other Party's Intellectual Property Rights authorized hereunder. Further, if such Party wishes to utilize the Intellectual Property Rights in advertising or promotional materials, it must submit such materials to the other Party for final approval before utilizing such advertising and promotional materials. In no event may such Party or any affiliated or associated person or entity utilize the other Party's Intellectual Property Rights in connection with any products or services other than the online advertising contemplated herein. The Parties further acknowledge that this Agreement does not create or grant any rights in such Party to use any Intellectual Property Rights owned or controlled by any franchisee or Affiliate, or their Affiliates, nor does the other Party have any right to grant any such rights.

Furniture.com will transfer its ownership of the URL's, "completehome.com," "complethome.com," "compleathome.com," to CompleteHome Operations, Inc., pursuant to the Change of Domain Name Agreement attached hereto as Exhibit A.

ARTICLE 9.    CONFIDENTIAL INFORMATION

Furniture.com and CompleteHome agree to hold in the strictest confidence and not use or disclose to any person, firm or corporation, without the written authorization of the other Party, except as required by law, any "Confidential Information" (as defined below). Each Party and their respective employees, officers, directors, shareholders and agents agree not to use any of the Confidential Information for the purpose of competing with the other Party either directly or indirectly or to assist third persons or entities to compete with the other Party. For purposes of this Agreement, "Confidential Information" means all information, documents and materials provided by one Party to the other Party before or during the term of this Agreement relating to or in connection with the Project, including, without limitation, technical data, specifications, communication protocols, trade information, customer or client lists and records, business and marketing plans, schematics, reports and technical and marketing data; provided, however, that neither Party shall be under any obligation to maintain in confidence any portion of the information it has received which (a) is now, or which becomes hereafter, through no act or failure to act on the part of the recipient party, generally known or available to the public, (b) is known by the recipient party at the time of the disclosure of such information, provided that the source of such information was not known by the receiving party to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation or (c) is hereafter furnished to the recipient party by a source other than the other Party, provided that such source is not known by the receiving party to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation. Neither Party shall disclose the Confidential Information of the other Party to its employees except on a need-to-know basis, and the recipient party shall be responsible for the unauthorized disclosures of Confidential Information by its employees.

No express or implied rights or license is granted by any disclosure of Confidential Information to the recipient party in connection with this Agreement. The recipient party understands that the disclosing party makes no representations or warranties, expressed or implied (including those of merchantability and fitness for purpose) with respect to the Confidential Information.

ARTICLE 10.   INDEMNIFICATION

For purposes of this Agreement, "Losses" shall mean all losses, liabilities, damages and costs (including taxes), and all related costs and expenses (including reasonable outside and in-house attorneys' fees and disbursements and costs of investigation, litigation and settlement).

The Parties agree to indemnify, defend and hold each other harmless, including their Affiliates and respective officers, directors, employees, agents, successorsand permitted assigns thereof from and against any and all Losses arising out of or in connection with the use of the Licensed Content and/or material provided by the other Party, as authorized by this Agreement, including (but not limited to) the violation, misappropriation or infringement of any third party's trade secrets, trademark, copyright or patent or other propriety rights.

Furniture.com will also indemnify, defend and hold CompleteHome and its Affiliates harmless from any administrative or judicial proceedings, or actions relating to any claimed occurrence with respect to Furniture.com's Products (even where CompleteHome's negligence is alleged) and any act, omission or obligation of Furniture.com or anyone associated or affiliated with Furniture.com or the Products. Furniture.com waives any right of recovery against CompleteHome for any direct or indirect Loss arising out of any occurrence relating to the Products.

This indemnification shall survive the expiration or termination of this Agreement by either Party for any reason.

ARTICLE 11.   DISCLAIMER

EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS, AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING SUCH PARTY'S SERVICES OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS WELL AS IMPLIED WARRANTIES ARISING FROM

COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPLETEHOME SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (i) THE NUMBER OF PERSONS WHO WILL ACCESS THE ADVERTISING AND (ii) THE EXTENT OF ANY BENEFIT FURNITURE.COM MIGHT OBTAIN FROM THE ADVERTISING ON THE PORTAL.

ARTICLE 12.   FORCE MAJEURE

Neither Party will be liable for any delays in delivery and/or non-delivery of the Services to be provided hereunder by the other due to acts of God, action by any governmental or quasi-governmental agency, fire, flood, earthquake, strike, network difficulties (including, but not limited to, communication line failure) or other acts beyond the control of such Party, provided that the other Party shall be released of its obligation to pay for any services not performed as a result of such event.

ARTICLE 13.   MISCELLANEOUS

1. Furniture.com is an independent contractor. Neither Party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other or any other Party for any purpose whatsoever. CompleteHome and Furniture.com expressly acknowledge that the relationship intended by them is a business relationship based entirely on and circumscribed by the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

2. This Agreement or any portion thereof, shall be interpreted as if it was prepared by both Parties hereto and no inference shall be made as to the authorship by a particular party hereto. This Agreement shall be governed by the laws of the State of New York. Each party hereby consents to the personal jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York and further waives objection to venue in any such court.

3. CompleteHome may at any time elect, in its sole discretion, not to permit or appear to be uploaded any messages, data, images or programs connected with the Licensed Content, which are libelous, defamatory, obscene, profane, pornographic or similarly objectionable.

4. The failure of either Party to insist upon the performance of any terms or conditions of this Agreement or to exercise any right or privilege conferred in this Agreement or the waiver of enforcing penalties resulting from any breach of any terms and conditions of this Agreement, shall not be construed as waiving any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

5. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the Parties underlying the invalid, illegal or unenforceable provision.

6. Each Party shall (a) submit to the other all advertising, written sales promotions, press releases, and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or which contains language from which a relationship with the other Party may be inferred or implied and (b) not publish or use such advertising, sales promotions, press releases or publicity matters without the other Party's consent.

         Upon execution of this Agreement, CompleteHome and Furniture.com will issue press releases announcing the relationship contemplated by this Agreement, in form and substances satisfactory to both Parties. In addition, Furniture.com will be included as a partner in subsequent press releases issued by CompleteHome.

7. Each Party shall comply with all applicable laws, regulations and court orders in the performance of its obligations hereunder. In addition, CompleteHome agrees that it shall not violate any law, court order, data privacy policy or regulation in obtaining or utilizing e-mail addresses or distributing e-mail Messages pursuant hereto.

8. Neither Party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

9. The Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions and preliminary agreements between the Parties hereto relating to the subject matter hereof. Each Party has full power and authority and has been duly authorized, to enter into and perform its respective obligations under this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

COMPLETEHOME.COM, INC.                           FURNITURE.COM, INC.

By:    /s/Richard A. Smith                       By:    /s/Gerald Brown
       ------------------------------               --------------------------

Name:  Richard A. Smith                          Name:  Gerald Brown

Title: President                                 Title: VP, Business Development

  Confidential Materials omitted and filed separately with the Securities and
                   Exchange Commission. Asterisks denote omission.

                                   EXHIBIT A

                                     [**]

                                   AMENDMENT
                                      TO
                             SPONSORSHIP AGREEMENT
                                   BETWEEN
                              FURNITURE.COM, INC.
                                     AND
                            COMPLETEHOME.COM, INC.,

In accordance with the terms and conditions of Sponsorship Agreement by and between Furniture.com, Inc., with a place of business at 1881 Worcester Road, Framingham, MA 01608 ("Furniture.com") and CompleteHome.com, Inc., with a place of business at 200 Vallejo Street, San Francisco, CA 94111
("CompleteHome.com") (hereinafter referred to as the "Agreement"), the parties hereto hereby agree to the following changes to the:

                                    RECITALS

A. Whereas, Furniture.com is an online retailer of furniture and home furnishings and maintains a Web Site on the Internet known as furniture.com with the URL HTTP://WWW.FURNITURE.COM;

B. Whereas, CompleteHome.com operates and maintains a Web Site on the Internet known as CompleteHome.com with the URL WWW.COMPLETEHOME.COM (the "CompleteHome.com Site"), which, among other things, displays content provided by its sponsors/partners;

C. Whereas, the parties entered into the Sponsorship Agreement dated September 1, 1999 that provides, among other things, for Furniture.com to supply CompleteHome.com with certain Licensed Content;

D. Whereas, such Licensed Content is specified on Exhibit A, attached hereto;
   and

F. Whereas, the parties desire to amend the Agreement as set forth herein.

   NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby agree as follows:

SECTION 1. All capitalized terms used and not defined herein shall have the same meaning ascribed to such terms in the Agreement. The defined terms in this Amendment have the meaning as such terms are defined in the Agreement. Except to the extent specifically modified by the terms of this Amendment, the terms and conditions of the Agreement shall remain as originally written.

SECTION 2. DELIVERY OF LICENSED CONTENT. Upon execution of this Amendment, Furniture.com shall promptly deliver the Licensed Content to

CompleteHome.com, in a format reasonably and mutually agreed upon by both parties.

SECTION 3. GRANT OF LICENSE. Furniture.com hereby grants CompleteHome.com, for the Term of the Agreement, a limited, nonexclusive, non-transferable (except to CompleteHome.com's parent or subsidiaries) license throughout the universe to copy, distribute, transmit, display, perform, create derivative works and otherwise use the Licensed Content in object code form, subject to the terms of the Agreement and this Amendment. In addition, with the prior written consent of Furniture.com, which shall not be unreasonably withheld, CompleteHome.com shall have the right to add to, subtract from, arrange, rearrange, revise, modify, change and adapt the Licensed Content and any part or element thereof. All rights under the Agreement shall be exercised by CompleteHome.com solely to operate, maintain and make the CompleteHome.com Web Site and the Licensed Content available to end-users. CompleteHome.com is prohibited from duplicating and/or distributing any Licensed Content without the prior written consent of Furniture.com, which shall not be unreasonably withheld, provided, however that CompleteHome.com may copy the Licensed Content only as needed for backup or disaster recovery procedures.

SECTION 4. COPYRIGHT NOTICE/ATTRIBUTION. CompleteHome.com will not remove or conceal any copyright or other proprietary notice contained in the Licensed Content. CompleteHome.com further agrees that it will insert on each page of the CompleteHome.com Site that contains any Licensed Content, in close proximity to the Licensed Content, the following notice: "Copyright [1999] Furniture.com, Inc." Notwithstanding anything to the contrary, CompleteHome.com shall have sole discretion as to the placement of such notice.

SECTION 5. DISPLAY OF LOGO. Furniture.com will provide CompleteHome.com with a graphics file containing Furniture.com's logo (the "Logo"). CompleteHome.com shall insert the Logo at the top of each page of the CompleteHome.com Site on which the Licensed Content appears in a size not smaller than 88 x 31 pixels. Except as specifically authorized in this Section, CompleteHome.com shall not use Furniture.com's name or any trademark, service mark or logo of Furniture.com without Furniture.com's prior written consent.

SECTION 6. NO GRANT OF DIRECT ACCESS TO LICENSED CONTENT. CompleteHome.com shall not encourage, and shall use commercially reasonable efforts to prevent the placement of any direct links from any third party web site to the pages of CompleteHome.com Site on which the Licensed Content appears.

                 INTENTIONALLY LEFT BLANK BY BOTH PARTIES

SECTION 7. OBJECTIONABLE MATERIAL. CompleteHome may at any time elect, in its sole discretion, not to permit or appear to be uploaded any messages, data, images or programs connected with the Licensed Content, which are libelous, defamatory, obscene, profane, pornographic or similarly objectionable.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and do each hereby warrant and represent that the respective signatory whose signature appears below has been and is on the date of this Amendment duly authorized by all necessary and appropriate corporate action to execute this Amendment.

FURNITURE.COM                                COMPLETEHOME.COM, INC.

By: /s/ Gerry Brown                          By: /s/ Phil Marcus
    --------------------------                   ----------------------------
Name: Gerry Brown                            Name: Phil Marcus
      ------------------------                     --------------------------
Title: VP Business Development               Title: President
       -----------------------                      -------------------------
Date: Dec. 1, 1999                           Date: 12/2/97
      ------------------------                     --------------------------

                                    EXHIBIT A

                                LICENSED CONTENT

Licensed Consent consists of:

1. Editorial content and allied graphics presented as articles in YOUR HOME magazine on Furniture.com.

2. Furniture.com's Room Planner and Furniture Finder tools and features.

Furniture.com and CompleteHome.com may add additional Licensed Content by so agreeing in writing.

Furniture.com agrees that its content will be presented on CompleteHome.com as depicted on the following page.

                                      AMENDMENT
                                          TO
                                SPONSORSHIP AGREEMENT
                                       BETWEEN
                                FURNITURE.COM, INC.
                                         AND
                               COMPLETEHOME.COM, INC.

In accordance with the terms and conditions of Sponsorship Agreement by and between Furniture.com, Inc., with a place of business at 1881 Worcester Road, Framingham, MA 01608 ("Furniture.com") and CompleteHome.com, Inc., with a place of business at 200 Vallejo Street, San Francisco, CA 94111 (hereafter referred to as "CompleteHome.com") (hereinafter referred to as the "Agreement"), the parties hereto hereby agree to the following changes to the:

                                       RECITALS

A. Whereas, Furniture.com is an online retailer of furniture and home furnishings and maintains a Web Site on the Internet known as furniture.com with the URL http://www.furniture.com;

B. Whereas, CompleteHome.com operates and maintains a Web Site on the Internet known as CompleteHome.com ("CompleteHome.com Site"), which, among other things, displays content provided by its sponsors/partners;

C. Whereas, the parties entered into the Sponsorship Agreement dated September 1, 1999 that provides, among other things, for Furniture.com to be an online retail residential furniture vendor of the Products as described therein;

D. Whereas, the parties desire to amend the Agreement as set forth herein.

   NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Parties agree as follows:

SECTION 1: All capitalized terms used and not defined herein shall have the same meaning ascribed to such terms in the Agreement. The defined terms in this Amendment have the meaning as such terms are defined in the Agreement. Except to the extent specially modified by the terms of this Amendment, the terms and conditions of the Agreement shall remain as originally written.

SECTION 2. Article 3, SERVICES, Subsection V, Preferred Alliance, shall be amended to reflect that the "Second period" will be extended from June 30, 2000 to the later of August 31, 2000 or six months after the date on which the Preferred Alliance promotions begin, only for the purpose of providing exclusive online retail residential furniture as a preferred vendor promoted to the franchisees of the Franchisors.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

COMPLETEHOME.COM, INC.                           FURNITURE.COM, INC.

By: /s/ Kristen A. vonHassel                    By: /s/ Phil Marcas
    -------------------------------             ------------------------------
Name: Kristen A. vonHassel                      Name: Phil Marcas
      -----------------------------                   ------------------------
Title: VP Marketing                             Title: Chief Strategic Officer
       ----------------------------                    -----------------------
Date: 1-16-00                                   Date: 1-14-00
      -----------------------------                   ------------------------




                                       -2-